EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 1, 2008, by and among THERAGENICS CORPORATION, a Delaware corporation (the “Original Borrower”) and each of C.P. MEDICAL CORPORATION, an Oregon corporation, and GALT MEDICAL CORP., a Texas corporation (each, an "Additional Borrower"; the Original Borrower and the Additional Borrowers are referred to herein individually as a "Borrower" and collectively as the "Borrowers"), and WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to SouthTrust Bank (“Bank”).

R E C I T A L S:

A.          Bank and Borrowers are parties to that certain Credit Agreement dated October 29, 2003, as amended by that certain Borrower Party Joinder Agreement dated as of May 6, 2005, that certain Second Amendment dated August 12, 2005, that certain Third Amendment dated June 29, 2006 and that certain Borrower Party Joinder Agreement dated as of August 2, 2006 (as previously amended, the “Credit Agreement”).

B.           Borrowers and Bank have hereby agreed to amend the Credit Agreement, subject to the terms and conditions contained in this Amendment.

NOW THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used, but not defined, in this Amendment shall have that meaning assigned to them in the Credit Agreement.

2.           Amendments to Credit Agreement.  Borrowers and Bank agree that the Credit Agreement is hereby amended as follows:

(a)           The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended to read in their entirety as follows:

“Consolidated Fixed Charges”  means the sum of interest expense, including the interest component of any payments with respect to Capitalized Lease obligations, plus rent and lease expense plus taxes plus current maturities of long-term Indebtedness; provided, however, with respect to the Loan Advances included in the definition of Indebtedness, current maturities of long-term Indebtedness shall mean only regularly scheduled amortization payments (if any) and not the outstanding principal balance of the Loan Advances due on the Maturity Date.

"Liquid Assets" means property not the subject of any Lien (other than the Bank’s Liens) or other restriction on transfer comprised of (i) securities traded on a nationally recognized securities exchange market in the United States, (ii) any of the following with at least an "A" or higher rating from S&P or Moody's: asset-backed securities, government notes, municipal bonds and auction rate securities and (iii) Cash Equivalents.

(b)           Section 7.3(A) of the Credit Agreement is hereby amended to read in its entirety as follows:

(A)           Ratios.  During the term of this Agreement, Borrowers will maintain or cause to be maintained, tested as of the end of each fiscal quarter:

(1)           A ratio of Senior Liabilities to Tangible Net Worth of not more than 1.5 to 1.0;

(2)           Fixed Charge Coverage Ratio of not less than 1.25 to 1.0; and

(3)           Liquid Assets of not less than the following amounts during the following periods:

Period	Amount of Liquid Assets

From the Third Amendment Date through and including June 30, 2007	$15,000,000

From July 1, 2007 through and including June 30, 2008	$17,500,000

From July 1, 2008, and thereafter	$20,000,000

(c)           Exhibit A to the Credit Agreement is amended and restated in its entirety as Exhibit A to this Amendment.

3.           Conditions Precedent.  This Amendment shall not be effective unless and until (i) each of the parties hereto has executed and delivered this Amendment and (ii) Borrowers have paid Bank a fully earned and non-refundable amendment fee equal to $10,000 in immediately available funds.

4.           Representations and Warranties.  As a material inducement to Bank to modify and amend the terms of the Credit Agreement as aforesaid, each Borrower represents and warrants to Bank that:

(a)           This Amendment constitutes the valid and legally binding obligation of each Borrower enforceable in accordance with its respective terms and does not violate, conflict with, or constitute any default under any law or regulation binding on or applicable to either Borrower, either Borrower’s articles, bylaws, or any mortgage, lease, credit, loan agreement, contract, or other instrument binding upon or affecting either Borrower;

(b)           All representations and warranties contained in the Loan Documents are true and complete as of the date hereof in all material respects, excluding any representations or warranties which by their terms are limited to a specific date;

(c)           No Event of Default or event that, with the passage of time or the giving of notice (or both) would constitute an Event of Default, under the Loan Documents has occurred and is continuing as of the date hereof; and

(d)           No setoffs, defenses, claims, recoupments, or counterclaims on the part of either Borrower to payment or performance of the Obligations exists as of the date hereof.

5.           Miscellaneous.

                      (a)            Borrowers agree to pay or reimburse Bank for all expenses incurred by Bank in connection with the negotiation, preparation, and execution of this Amendment, including, without limitation, fees and expenses of Bank’s counsel.

                      (b)            Notwithstanding any provision of the Credit Agreement or Note to the contrary, whenever any installment of principal of, or interest on, the Loans or other amount due under the Loan Documents, as amended, becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (unless such next succeeding Business Day does not fall within the same calendar month, in which case the maturity thereof shall be shortened to the immediately preceding Business Day).  In the case of any extension in the time for payment of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with the Loan Documents, as amended, during such extension.

                      (c)             BORROWER AGREES THAT WITH RESPECT TO ANY CLAIM OF BORROWER ARISING UNDER THE CREDIT AGREEMENT, AS AMENDED, OR ANY OTHER LOAN DOCUMENT, IN NO EVENT SHALL BORROWER HAVE A REMEDY OF, OR SHALL BANK BE LIABLE FOR, INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, AND BORROWER WAIVES ANY RIGHT OR CLAIM TO SUCH DAMAGES BORROWER MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH THE LOANS OR THE LOAN DOCUMENTS, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIAL PROCESS OR OTHERWISE.

6.           No Novation; This Amendment is a Loan Document.  The execution and delivery of this Amendment shall not be interpreted or construed as, and in fact does not constitute, a novation, payment, or satisfaction of all or any portion of the Loans; rather, this Amendment is strictly amendatory in nature.  This Amendment is a Loan Document.

7.           Document Protocols.  This Amendment shall be governed by the terms set forth in Articles X and XI of the Credit Agreement, which are incorporated herein by reference.

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IN WITNESS WHEREOF, Borrowers have executed this Amendment under seal as of the date first above written, with the intention that this Amendment takes effect as an instrument under seal.

BORROWERS:

THERAGENICS CORPORATION

By: /s/ Francis J. Tarallo
Name: Francis J. Tarallo
Title: Chief Financial Officer

C.P. MEDICAL CORPORATION

By: /s/ Lynn M. Rogers
Name: Lynn M. Rogers
Title: Secretary and Treasurer

GALT MEDICAL CORP.

By: /s/ Francis J. Tarallo
Name: Francis J. Tarallo
Title: Assistant Secretary

IN WITNESS WHEREOF, Bank has executed this Amendment under seal as of the date first above written, with the intention that this Amendment takes effect as an instrument under seal.

BANK:

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to SouthTrust Bank

By: /s/ Ron Edwards
Name: Ron Edwards
Title: SVP/Commercial Risk Management

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE
COMPLIANCE CERTIFICATE
FOR THE PERIOD ENDING _______________

To:	Wachovia Bank, National Association
171 17th St., 7th Floor
Atlanta, GA 30363

Pursuant to that certain Credit Agreement, dated as of October 29, 2003 (as amended from time to time, the "Credit Agreement", capitalized terms used herein as therein defined), between THERAGENICS CORPORATION, a Delaware corporation and the other “Borrowers” thereto (collectively, the "Borrower"), and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Bank"), the undersigned submits this Compliance Certificate and certifies that the covenants and financial tests described in the Credit Agreement are as follows:

I.	Financial Statements and Reports	Compliance
(Please Indicate)

A.	Annual CPA audited, Fiscal Year-End financial

	statements within 120 days after each Fiscal Year-End	Yes No

B.	Quarterly unaudited financial statements within 45 days

	after each Quarter-End	Yes No

II.	Senior Liabilities to Tangible Net Worth

Maximum of 1.5 to 1.0 allowed.

As of the Quarter ending _______________

$_________	/$__________ = ________	Yes No

Senior Liabilities	TNW Ratio

III.	Fixed Charge Coverage Ratio

Minimum of 1.25 to 1.0 allowed.

As of the Quarter ending _______________

$____________	/$____________	= ____________	Yes	No

earnings before interest, taxes, depreciation and amortization, plus rent and lease expense, plus non-recurring and non-cash charges, including, without limitation, those related to Permitted Acquisitions, minus Capital Expenditures which are not expended as a part of Permitted Acquisitions, minus Restricted Payments
	Fixed Charges	Ratio

IV.	Liquid Assets

Period	Minimum Amount of Liquid Assets

From the Third Amendment Date through and including June 30, 2007	$15,000,000

From July 1, 2007 through and including June 30, 2008	$17,500,000

From July 1, 2008, and thereafter	$20,000,000

Actual Liquid Assets for this
	reporting period equals $_____________	Yes No

V.	Capital Expenditures

Maximum of $10,000,000 per fiscal year

Actual Capital Expenditures for this

reporting period equals $_____________	Yes No

           A.             The undersigned has individually reviewed the provisions of the Credit Agreement and a review of the activities of Borrower during the period covered by this Compliance Certificate has been made in reasonable detail by or under the supervision of the undersigned with a view to determining whether Borrower has kept, observed, performed and fulfilled all of its obligations under the Credit Agreement.

           B.               Such review did not disclose, and I have no knowledge of, the existence of any Default or Event of Default which has occurred and is continuing [except as disclosed on the attachment hereto].

Executed this ______ day of __________________, 20___.

THERAGENICS CORPORATION

By: